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                                                                      EXHIBIT 11

COLLINS & AIKMAN CORPORATION
COMPUTATION OF EARNINGS PER SHARE
IN MILLIONS, EXECPT FER SHARE DATA
(UNAUDITED)

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                                                                 QUARTER ENDED
                                                              ----------------------
                                                              MARCH 31,    MARCH 31,
                                                                2002         2001
                                                              ---------    ---------
Average shares outstanding during the period ............        67.2         28.5
                                                              ---------    ---------
Incremental sahres under stock options computed under
     the price of issuer's stock during the period ......          --           --
                                                              ---------    ---------
          Total shares for diluted EPS ..................        67.2         28.5
                                                              =========    =========
Income (loss) from continuing operations
     before extraordinary charge ........................        (7.4)      $ (7.1)

Extraordinary charge, net of income taxes of $227 .......          --          (.3)
                                                              ---------    ---------
     Net income (loss) ..................................        (7.4)      $ (7.4)
                                                              =========    =========
Net income (loss) per basic and diluted common share:
     Continuing operations ..............................       (0.11)      $(0.26)
     Extraordinary charge ...............................          --           --
                                                              ---------    ---------
     Net income (loss) ..................................       (0.11)      $(0.26)
                                                              =========    =========

Adjusted to reflect the one-for-2.5 reverse stock split effected on May 28, 2002.
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